ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100962081-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/28/2010 2:25 PM
	Entity Number E0625692010-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Continental Alloy Wheel Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: EastBiz.com, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 5348 Vegas Drive (Street Address), Las Vegas (City), Nevada 89108 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Andrew J. Befumo (Name) 1629 K Street, NW #300 (Street Address), Washington (City), DC (State), 20006 (Zip Code) 2) Name Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* to engage in any lawful business
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Shelly M. Schaeffer (Name) X Shelly M. Schaeffer (Incorporator Signature) 1629 K Street, NW #300 (Address), Washington (City), DC (State), 20006 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X See attached. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of Continental Alloy Wheel Corporation
Name of Business Entity

I, EastBiz.com, Inc.
Name of Registered Agent

am a: (complete only one)

a) X commercial registered agent listed with the Nevada Secretary of State,

b) ◯ noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on 12/28/2010 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

12/28/2010
Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CONTINENTAL ALLOY WHEEL CORPORATION**, did on December 28, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 29, 2010.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20101229-0213
You may verify this certificate
online at **http://www.nvsos.gov/**